UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 22, 2014

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

As previously announced, on September 8, 2014, Valmont Industries, Inc. (the “Company”), and Company subsidiaries Valmont Coatings, Inc., PiRod, Inc., Valmont Newmark, Inc., Valmont Queensland Pty Ltd., and Valmont Group Pty Ltd. (the “Subsidiary Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in the Underwriting Agreement, with respect to the issuance and sale of $250 million aggregate principal amount of the Company’s 5.00% Senior Notes due 2044 (the “2044 Notes”) and $250 million aggregate principal amount of the Company’s 5.25% Senior Notes due 2054 (the “2054 Notes” and, together with the 2044 Notes, the “notes”) and the guarantee of the notes by the Subsidiary Guarantors.  The notes were issued and sold on September 22, 2014 in a public offering pursuant to a registration statement on Form S-3 (Registration No. 333-198522) and a related prospectus supplement, each filed with the Securities and Exchange Commission.

On September 22, 2014, the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee” and, collectively with the Company and the Subsidiary Guarantors, the “Indenture Parties”), entered into a Second Supplemental Indenture dated September 22, 2014 related to the 2044 Notes (the “Second Supplemental Indenture”) and a Third Supplemental Indenture dated September 22, 2014 related to the 2054 Notes (the “Third Supplemental Indenture”), in each case, to the Indenture dated April 12, 2010 among the Indenture Parties (the “Indenture”).

The 2044 Notes will pay interest semiannually on April 1 and October 1 beginning on April 1, 2015 at a rate of 5.00% per annum until maturity at October 1, 2044.  The Second Supplemental Indenture includes a form of the 2044 Notes.

The 2054 Notes will pay interest semiannually on April 1 and October 1 beginning on April 1, 2015 at a rate of 5.25% per annum until maturity at October 1, 2054.  The Third Supplemental Indenture includes a form of the 2054 Notes.

The Company intends to use a portion of the net proceeds from the sale of the notes to purchase for cash up to $200 million aggregate principal amount of its outstanding 6.625% Senior Notes due 2020 in a partial tender offer commenced on September 8, 2014.  The remaining net proceeds not so applied will be used for general corporate purposes, including stock repurchases.

The description of the Indenture, Second Supplemental Indenture and Third Supplemental Indenture are summaries and are qualified in their entirety by reference thereto.  The Indenture is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 12, 2010, filed with the Commission, and the Second Supplemental Indenture and Third Supplemental Indenture are attached hereto as Exhibits 4.2 and 4.3, respectively.

McGrath North Mullin & Kratz, PC LLO, counsel to the Company, has issued an opinion to the Company, dated September 22, 2014, regarding the legality of the notes upon issuance thereof.  The opinion is attached hereto as Exhibit 5.1.

Item 2.03.  Creation of a Direct Financial Obligation of a Registrant

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

4.1

Indenture, dated as of April 12, 2010, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. This document was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 12, 2010, and is incorporated herein by this reference.

4.2	Second Supplemental Indenture, dated as of September 22, 2014, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3	Third Supplemental Indenture, dated as of September 22, 2014, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of McGrath North Mullin & Kratz, PC LLO

23.1	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: September 22, 2014

	By:	/s/ Mark Jaksich
Name: Mark Jaksich
Title: Chief Financial Officer

EXHIBITS

Exhibit No.	Description
4.1

Indenture, dated as of April 12, 2010, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. This document was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 12, 2010, and is incorporated herein by this reference.

4.2	Second Supplemental Indenture, dated as of September 22, 2014, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

4.3	Third Supplemental Indenture, dated as of September 22, 2014, among Valmont Industries, Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.

5.1	Opinion of McGrath North Mullin & Kratz, PC LLO

23.1	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)